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                                                                      Exhibit 8
                                                                    (Ex. 99.C2)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of our report dated January 26, 1999 relating to the Statement of Financial Condition of The PaineWebber Pathfinders Trust, Treasury and Growth Stock, Series 24 including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.


                                            ERNST & YOUNG, LLP


January 26, 1999
New York, New York